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                                                                 Exhibit 3.21(a)

                            ARTICLES OF INCORPORATION

                                       OF

                               SOL L. RABIN, INC.


          The undersigned Incorporator hereby executes, acknowledges and files the following ARTICLES OF INCORPORATION for the purpose of forming a corporation under the General Corporation Law of the State of California.

          One: The name of the Corporation shall be:

                               SOL L. RABIN, INC.

          Two: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          Three: The name and address in this state of the Corporation's initial agent for service or process in accordance with Subdivision (b) of Section 1502 of the General Corporation Law is:

                 Sol L. Rabin
                 9315 Burton Way, Unit B
                 Beverly Hills, California  90210

          Four: The Corporation is authorized to issue only one class of share, and the total number of shares which the Corporation is authorized to issue is One Thousand (1,000).

          IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on December 23, 1981.

                                              /s/ William D. Mitchell
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                                  Typed Name: WILLIAM D. MITCHELL
                                              ----------------------------------

          The undersigned declares that he is the person who executed the foregoing Articles of Incorporation and that such instrument is the act and deed of the undersigned.

                                              /s/ William D. Mitchell
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